SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    February 5, 1996


                     Capital Cities/ABC, Inc.
      (Exact name of registrant as specified in its charter)


        New York                       1-4278                  14-1284013
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
    of incorporation)                                    Identification No.)


     77 West 66th Street, New York, N.Y.                      10023
  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code   (212) 456-7777


                          Not Applicable
  (Former name or former address, if changed since last report)


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Item 1.        Change of Control of the Registrant.

          On February 9, 1996, pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of July 31, 1995, by and between The Walt Disney Company ("Disney") and Capital Cities/ABC, Inc. (the "registrant"), a wholly owned subsidiary of Disney merged with and into the registrant, with the registrant as the surviving corporation and a wholly owned subsidiary of Disney (the "Merger"). Upon consummation of the Merger, each outstanding share of Common Stock, par value $.10 per share (the "Common Stock"), of the registrant (other than shares properly dissenting from the Merger) was converted into the right to receive, at the holder's election, (i) one share of common stock of the holding company which will hold the common stock of the registrant and Disney following the transaction ("New Disney") plus $65 in cash (a "Standard Election") or (ii) subject to proration, one share of New Disney common stock plus a number of shares of New Disney common stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Disney Common Stock Price (a "Stock Election"), or (iii) subject to proration, cash in an amount equal to $65 plus the Disney Common Stock Price (a "Cash Election") (collectively, the "Merger Consideration"). If a holder does not make a valid Standard Election or Stock Election, the holder will be deemed to have made a Cash Election. "Disney Common Stock Price" means an amount equal to the average of the closing sales prices of Disney common stock on each of the ten consecutive trading days immediately preceding the second trading day prior to the effective date of the transactions contemplated by the Reorganization Agreement. The transfer agent for the Common Stock has been instructed by the registrant to close the stock transfer books for the Common Stock, and trading of Common Stock on the New York Stock Exchange and the Pacific Stock Exchange is to cease at the close of business of such exchanges on the date hereof.

          Harris Trust Company of New York has been retained by Disney to serve as the Exchange Agent. Letters of Transmittal, together with election forms and instructions relating thereto, are expected to be provided promptly to the registrant's shareholders so that such shareholders may receive the Merger Consideration.

          A copy of the press release, dated February 9, 1996, issued by the registrant relating to the consummation of the Merger is attached hereto as Exhibit 99.1.

Item 5.   Other Events.

          On February 5, 1996, the registrant announced its earnings for the fourth quarter and year ending December 31, 1995.

          A copy of the press release, dated February 5, 1996, issued by the registrant announcing its earnings for the fourth quarter and year ending December 31, 1995 is attached hereto as
Exhibit 99.2.

Item 7.   Financial Statements and Exhibits.

          (c) The following exhibits are filed with this report:

          99.1. Press release of the registrant relating to the consummation of the Merger on February 9, 1996.

          99.2. Press release of the registrant announcing its earnings for the fourth quarter and year ending December 31, 1995.


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                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Capital Cities/ABC, Inc.



                                    By: /s/ Ronald J. Doerfler
                                        -----------------------
                                        Name:  Ronald J. Doerfler
                                        Title: Senior Vice President
                                               and Chief Financial Officer




Dated: February 9, 1996


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                          EXHIBIT INDEX



Exhibit Number                                    Description

     99.1                               Press Release of the registrant
                                        issued February 9, 1996.

     99.2                               Press Release of the registrant
                                        issued February 5, 1996.